Exhibit 99.1

Jones Lang LaSalle Income Property Trust, Inc.

200 East Randolph Drive

Chicago, Illinois 60601

November 14, 2011

Dear Stockholder:

I am writing to you on behalf of Jones Lang LaSalle Income Property Trust, Inc., formerly known as Excelsior LaSalle Property Fund, Inc.

We wanted to make you aware of some important changes occurring at the company. First, there has been a change in our relationships with our third party advisors. Bank of America Capital Advisors LLC (“Bank of America”) has assigned its management responsibilities under the current Investment Advisory Agreement and Management Agreement to LaSalle Investment Management, Inc. (“LaSalle”). As a result, LaSalle has taken over the management of our company and Bank of America has no continuing management role. LaSalle has served as our investment advisor since inception and we are excited to continue our relationship with this world class leader in real estate investment management. LaSalle is the investment management arm of Jones Lang LaSalle Incorporated (NYSE:JLL), a global real estate services firm specializing in commercial property management, leasing and investment management with a portfolio of approximately 1.8 billion square feet worldwide. LaSalle is a registered investment advisor with the Securities and Exchange Commission (“SEC”) that was established and began managing real estate assets for institutional clients in 1980 and has become one of the world’s largest managers of institutional capital invested in real estate and real estate-related assets.

In connection with the management transition, our board of directors approved the change in our name from Excelsior LaSalle Property Fund, Inc. to Jones Lang LaSalle Income Property Trust, Inc. Our renaming is intended to reflect the change of our oversight to our new sponsor, Jones Lang LaSalle, and to reaffirm one of our primary investment objectives—that being to generate stable income returns for you, our stockholders.

James D. Bowden, a long-time member of our board of directors and a Managing Director of Private Equity of Bank of America, has resigned in connection with Bank of America’s assignment of its responsibilities as our manager to LaSalle. Mr. Bowden has been replaced by Lynn C. Thurber. Ms. Thurber brings to our board a long and distinguished career in the commercial real estate industry, including her service as the Chief Executive Officer of LaSalle’s global investment management business from 2000 to 2006. We believe that Ms. Thurber will be an asset to our board of directors and have included her biography in the attachment to this letter so that you can learn more about her experience.

In addition to the change to our board of directors, we have also implemented changes to our executive officers. Because our company is externally managed, we have no employees. However, we are required to have officers who are authorized to act on our behalf under the

November 14, 2011

supervision of our board of directors. Previously, each of our executive officers was provided by Bank of America. As a part of the transition of the management of our company described above, our board of directors elected new executive officers, each of whom is employed by LaSalle and has been involved in our operation since our inception. The new executive officers and their positions include C. Allan Swaringen (Chief Executive Officer and President), Gregory A. Falk (Chief Financial Officer and Treasurer) and Gordon G. Repp (General Counsel and Secretary). We have included biographical information about our new executive officers in the attachment to this letter so that you may learn more about their extensive experience in real estate investment management.

Finally, on November 14, 2011, we filed a preliminary proxy statement with the SEC relating to a special meeting of stockholders that is scheduled for January 20, 2012. Our board of directors has determined that it is in the best interests of our company and our stockholders to make certain changes to our company’s governing documents. You will be hearing more about this special meeting in the near future when we will provide you with a formal notice of the meeting and seek your approval for these changes. Investors are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, as they will contain important information about the special meeting. Investors will be able to obtain the documents (when available), free of charge at the SEC’s website, www.sec.gov.

We thank you for your continued support. If you have any questions regarding these changes, please call your portfolio manager or our Stockholder Services team at (312) 782-5800. All inquiries may also be submitted via email to JLLIPT@lasalle.com.

Regards,

C. ALLAN SWARINGEN
C. Allan Swaringen
Chief Executive Officer and President Jones Lang LaSalle Income Property Trust, Inc.

Cautionary Note Regarding Forward-Looking Statements

This letter may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, regarding, among other things, our offering of shares of common stock. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments. Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, “may,” “should,” “expect,” “anticipate,” “estimate,” “would,” “believe,” or “continue” or the negative or other variations of comparable terminology. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.

November 14, 2011

Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Factors that could cause us not to realize our plans, intentions or expectations include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our periodic reports filed with the SEC, including risks related to: (i) the current economic slowdown; (ii) our ownership of commercial real estate; (iii) our use of leverage; and (iv) our ability to raise capital in a public offering. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this letter. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this letter.

ATTACHMENT TO THE NOVEMBER 14 LETTER TO STOCKHOLDERS OF

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Biography of Lynn C. Thurber

Lynn C. Thurber will serve as one of our directors and our Chairman of the Board beginning on November 15, 2011. Ms. Thurber has served as the non-Executive Chairman of LaSalle since December 2006. Ms. Thurber served as the Chief Executive Officer of LaSalle from 2000 to December 2006 and Co-President from 1994 to 2000. She also served as Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors, or ABKB, until the company merged with LaSalle Partners in 1994. Prior to joining ABKB in 1992, Ms. Thurber was a Principal at Morgan Stanley & Co. Ms. Thurber is also member of the board of directors of Duke Realty Corporation, a publicly traded REIT listed on the New York Stock Exchange, a member of the board of directors of Investa Property Group, an Australian-based real estate owner, developer and fund manager, and a member of the Real Estate Information Standards Board in the United States. She is also a trustee and member of the Board of the Urban Land Institute, a member of the Board of Greenprint Foundation and formerly chaired the Pension Real Estate Association. Ms. Thurber also previously served as a director of Jones Lang LaSalle and is a former member of the board of directors and Executive Committee of the Association of Foreign Investors in Real Estate and the board of directors of the Toigo Foundation. Ms. Thurber holds an M.B.A. from Harvard Business School and an A.B. from Wellesley College. Ms. Thurber brings international business, asset management, investment management, finance, accounting, real estate industry, financial services industry, and executive management expertise to the Board.

Biography of C. Allan Swaringen

C. Allan Swaringen has served as our Chief Executive Officer and President since November 14, 2011. Mr. Swaringen has served as a Managing Director of LaSalle since 1998. As our Chief Executive Officer, Mr. Swaringen leads our investment team and is responsible for all of our investing, asset management and finance functions, along with overseeing our strategic direction. Mr. Swaringen has also served as the Fund Manager for our Company since its inception in 2004. Mr. Swaringen also serves as President and Portfolio Manager for LaSalle’s global fund of funds program which currently has invested in more than 30 separate funds and programs around the world. Since joining LaSalle, his responsibilities have included marketing, client services, and structuring, negotiating and closing numerous real estate investment funds. Prior to joining LaSalle, Mr. Swaringen was a partner with Crown Golf Properties, L.P., an investment subsidiary of Henry Crown and Company. Prior to Crown Golf, he was a Vice President with Cohen Financial, a loan officer with Enterprise Savings Bank, and began his career in real estate more than 25 years ago with Trammell Crow Company. Mr. Swaringen holds an M.B.A. from the University of Chicago Graduate School of Business and a B.S. from the University of Illinois.

Biography of Gregory A. Falk

Gregory A. Falk has served as our Chief Financial Officer and Treasurer since November 14, 2011 and as Senior Vice President of LaSalle since 2004. Prior to joining LaSalle, Mr. Falk was an Audit Manager with Deloitte & Touche LLP for six years and a Senior Staff Accountant with First of America Bank for five years. Mr. Falk has worked on numerous real estate engagements, both public and private, since 1999. Mr. Falk holds a B.S. in Finance and a B.S. in Economics from Northern Illinois University and a M.S. in Accountancy Science from Northern Illinois University. He is also a Certified Public Accountant.

Biography of Gordon G. Repp

Gordon G. Repp has served as our General Counsel and Secretary since November 14, 2011. Mr. Repp has served as Global Deputy General Counsel for Jones Lang LaSalle since 2003 and Assistant Secretary for Jones Lang LaSalle since 2001. He also served as Assistant Global General Counsel of Jones Lang LaSalle from 2001 to 2003. Mr. Repp has also served as General Counsel and Secretary for LaSalle since 2003. Prior to joining Jones Lang LaSalle, Mr. Repp held various positions with Outboard Marine Corporation, a publicly traded, NYSE listed global manufacturer and distributor of marine and marine related products, including Assistant General Counsel and Assistant Secretary. Mr. Repp holds a J.D. from Northern Illinois University College of Law and a B.S. from Western Illinois University.

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